EXHIBIT 10

THE OPTION REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

No. of shares subject to option:	NQO No.
Date of grant:

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”) and                   (the “Optionee”).

W I T N E S S E T H:

WHEREAS, in connection with his/her employment, the Company has agreed to grant Optionee an option to purchase shares of its common stock outside the Company’s stock option plans; and

WHEREAS, the Compensation Committee of the Company (“Committee”) has authorized and approved the grant of the following option (“Option”) on the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.             Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  Any gain or income recognized upon the receipt, transfer or exercise of this Option is subject to taxation under Section 83 of the Code.  This Option Agreement does not include any feature for the deferral of compensation following the exercise of Options.  This Option is not granted pursuant to the Company’s 2001 Equity Incentive Plan.

2.             Grant of Option and Vesting.  The Company grants to the Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of                      shares of Stock (the “Shares”) at the purchase price of $          per share (the “Exercise Price”).  The Exercise Price is not less than the fair market value of the Shares on the date of this grant.  Subject to acceleration pursuant to Section 3(e), the Option will become exercisable with respect to the Shares in four (4) installments.  The following table sets forth the initial dates of exercisability of each installment and the number of Shares as to which this Option will become exercisable on such dates:

Initial Date of Exercisability	Number of Option Shares Available for Exercise

The foregoing rights to exercise this Option will be cumulative with respect to the optioned Shares.

Upon termination of employment of Optionee prior to full and complete vesting, the unvested portion of this Option shall lapse.  The Option will in all events cease to be exercisable on                    .

3.             Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)           Expiration Date.  Except as hereinafter provided, this Option shall expire on the seventh (7th) anniversary of the date of grant specified above.

(b)           Exercise of Option.  Subject to the terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested by a written notice from Optionee to the Company specifying the number of shares of Stock for which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule A.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock.

(c)           Payment of Purchase Price Upon Exercise.  Payment of the Exercise Price shall be made in cash, or such other form and manner as the Committee may, in its sole discretion, approve, including tendering of Shares of common stock of the Company acceptable to such Committee and either already owned by Optionee or subject to this Agreement or another agreement with the Company, and in any other manner payment permitted by law and approved by such Committee, or any combination of the foregoing.

(d)           Nontransferability.  Except as otherwise approved by the Committee in writing, this Option shall not be transferable other than by will or by the laws of descent and distribution.  The Company shall not be obligated to approve any such transfer.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)           Acceleration of Option Upon Change in Control.  The Option will vest and be exercisable in full if: (i) there has been a Change of Control of the Company (as defined in Section 8), and (ii) Optionee is an active and full-time employee at the time of the Change of Control, and (iii) within twelve (12) months following the date of the Change of Control, Optionee’s employment is involuntarily terminated for any reason (including Good Reason (as definition Section 8) on your part), other than for Cause or death or disability.  If prior to a Change of Control (a) Optionee’s employment is involuntarily terminated by the Company without cause or (b) Optionee voluntarily terminates his/her employment for Good Reason, and such involuntary termination for Good Reason (y) occurred at the request of a person who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (y) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then the termination of Optionee’s employment shall be deemed to have occurred immediately following a Change of Control.  Nothing in this Subsection 3(e) shall limit the authority of the Committee or Board to cancel this Option in accordance with Section 5.

(f)            Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period (as defined herein):  sell, transfer or otherwise dispose of, offer or agree to sell, transfer or otherwise dispose of this Option or any of the Shares; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)           Not An Employment Contract; Execution of Company Agreement.  The Option will not confer on the Optionee any right with respect to employment or continuance of service with the Company, nor will it interfere in any way with any right the Company would otherwise have to terminate or modify the terms of Optionee’s employment at any time.

(h)           No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to Optionee of a certificate for such Shares.

(i)            Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares pursuant thereto would be contrary to applicable law.

(j)            Withholding.  The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.

(k)           Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.  No such adjustment shall result in the value of the Option exceeding the aggregate value of this Option prior to such adjustment.  The Committee or Board may make such other adjustments as it deems appropriate.  No other issuance by the Company of shares of stock or any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the Option.

4.             Termination of Employment.  Subject to Section 3(e), and except as provided in Sections 4(a), (b) or (c) hereof, if Optionee shall cease to be employed by the Company or a parent or subsidiary of the Company for any reason other than Optionee’s disability or death, this Option shall expire three (3) months thereafter or, if earlier, on the date of expiration otherwise provided in this Option.  Prior to, but not after, any such expiration, Optionee shall have the right to exercise this Option as to those shares which were exercisable pursuant to the vesting schedule in Section 2 hereof as of the date on which Optionee ceased to be employed by the Company or a parent or subsidiary of the Company.

(a)           If the Optionee is employed by the Company or a parent or subsidiary at the time of his/her termination due to a disability and has been in continuous employment since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of twelve (12) months following the date of such disability, or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his/her termination.  For the purpose of this section 4(b), the “disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.  The determination of whether an Optionee has a disability within the meaning of Section 22(e)(3) shall be made by the Board in its sole discretion.

(b)           If the Optionee is at the time of his/her death employed by the Company or a subsidiary and has been in continuous service (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(c)           If the Optionee dies within three (3) months after termination of Optionee’s employment with the Company or a subsidiary, the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of termination.

5.             Termination of Option for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct or breached a material duty of Optionee to the Company, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of misconduct or breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option.  For purposes of this Section 5, an act of misconduct or breach of fiduciary duty to the Company shall be an event giving the Company the right to terminate Optionee’s employment pursuant to Section 6.03 of Optionee’s Employment Agreement within the Company dated                        , which Agreement is incorporated herein by reference.  In addition, misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalants, acquired pursuant to this Agreement.

6.             Restrictions on Transfer.

(a)           Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

(b)           Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

(c)           Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(d)           Legends.  All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e)           Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of common stock but without such legend.

(f)            Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on Optionee and all other persons.

7.             Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by his/her Designated Beneficiary.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.             Certain Definitions.

“Change in Control” shall mean:

(a)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

(b)           the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation;

(c)           the sale of all or substantially all of the assets of the Company; or

(d)           a determination by the Board of Directors of the Company, in its sole and absolute discretion, that there has been a change in control of the Company.

A “Change in Control” shall not be deemed to occur with respect to Executive if the merger, sale, transfer or an acquisition of a majority interest is to or by a group that includes the Executive, nor shall it be deemed to occur if at least 50% of the preferred stock, warrants or voting securities of the Company owned before the event or transaction are beneficially owned subsequent to the occurrence by a group that includes the Executive.

“Company” means MedicalCV, Inc. and any parent or subsidiary of MedicalCV, Inc.

“Good Reason”  means any of the following actions taken by the Company without Cause:

(a)           the Company or any of its subsidiaries reduces Optionee’s base salary or base rate of annual Compensation as in effect immediately prior to the Change of Control, or otherwise fails to provide to Optionee compensation and benefit plans, arrangements, policies and procedures which, taken as a whole, are materially less favorable to Optionee than those, taken as a whole, provided by the Company or any of its subsidiaries to Optionee immediately prior to the Change of Control;

(b)           without Optionee express written consent, the Company or any of its subsidiaries significantly reduces Optionee’s job authority and responsibility over operations of the Company as conducted on the date preceding a Change of Control; and provided, that a change in title or office shall not by itself constitute Good Reason;

(c)           without Optionee’s express written consent, the Company or any of its subsidiaries requires Optionee to change the location of Optionee’s job or office, so that Optionee will be based at a location more than fifty (50) miles from the location of Optionee job or office immediately prior to the Change of Control;

(d)           a successor company fails or refuses to assume the Company’s obligations under any employment agreement between Optionee and the Company; or

(e)           the Company or any successor company breaches any of the material provisions of any employment agreement between Optionee and the Company.

9.             Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the residence address of Optionee last appearing in the Company’s records; subject to the right of either party to designate at any time hereunder in writing some other address.

10.           Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed in Inver Grove Heights, Minnesota by its undersigned officer and the Optionee has executed this Agreement.

OPTIONEE	MEDICALCV, INC.

By John H. Jungbauer
Its Vice President, Finance and CFO

Date:	Date:

SCHEDULE A

NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
Date of	Purchased	Shares on	Authorized	Notation
Exercise	Shares	Option	Signature	Date